Exhibit 10.13

LOCK-UP AGREEMENT

[___], 2023

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Re:	Unusual Machines, Inc.

Ladies and Gentlemen:

As an inducement to Maxim Group LLC, as representative of the underwriters (the “Representative”), to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of shares of the common stock (“Common Stock”), par value $0.01 per share (the “Shares” or the “Securities”), of Unusual Machines, Inc., a Puerto Rico corporation (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of the Representative, during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Shares (including, without limitation, Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of warrants or a stock option) whether now owned or hereafter acquired (the “Undersigned’s Securities”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period and the Extended Lockup Period (as defined below), make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares other than as contemplated in the registration statement relating to the Offering.

With respect to all shares other than the Security Shares (as defined below), the Lock-Up Period shall mean the period commencing on the date of this Lock-Up Agreement and continue and include the date one hundred and eighty (180) days after the date of the final prospectus used to sell Shares in the Offering pursuant to the Underwriting Agreement.

Reference is made to that certain Securities Purchase Agreement dated November 21, 2022, as amended (the SPA”) by and among Red Cat Holdings, Inc. (“RC”), the Company and the undersigned Jeffrey Thompson (the “Principal Stockholder”). Upon the expiration of the Lock-Up Period, shares of the Company’s common stock valued at $500,000 based on the price per share in the Offering (the “Security Shares”) shall remain locked-up subject to this Lock-Up Agreement for an additional ninety (90) days, or for such longer period until there is a Settled Claim or resolution of a Disputed Claim (each as defined below) (the “Extended Lock-Up Period”) to provide security for RC’s and the Principal Stockholder’s indemnification obligations in Article VII of the SPA including, without limitation, in connection with a breach of any representation and warranty made by RC or the Principal Stockholder. For avoidance of the doubt, if the price per share of the Offering is $5.00 per share, the Security Shares will be 100,000 shares of the Company’s common stock.

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If the Company has not asserted a claim for an Indemnified Loss (as defined below) and provided the Principal Stockholder with written evidence of such claim prior to the 9 months anniversary of the date hereof (the “Termination Date”), then the Security Shares shall be released from this Lock-Up Agreement. “Indemnified Loss” means any and all actions, suits, proceedings, demands, liabilities, damages, claims, deficiencies, fines, penalties, interest, assessments, judgments, losses, Taxes, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel with respect to a Claim under Article VII of the SPA.

If the Company has asserted a claim for an Indemnified Loss and provided the Principal Stockholder with written evidence of such claim prior to the Termination Date, then the Security Shares shall remain locked-Up during the Extended Lock-Up Period until the claim is settled (a “Settled Claim”). Following the date of any Settled Claim(s); the balance of any Security Shares (after cancelling any Security Shares based on the value of any such Settled Claim(s) shall be released from this Lock-Up Agreement. If the Principal Stockholder disputes any such claim(s) (a, “Disputed Claim”), the Security Shares shall remain subject to the Extended Lock-Up Period until a court of competent jurisdiction shall resolve this such Disputed Claim(s) with a non-appealable judgment (the “Settled Disputed Claim”). Following the date of any Settled Disputed Claim(s); the balance of any Security Shares (after cancelling any Security Shares based on the value of any such Settled Disputed Claim(s) shall be released from this Lock-Up Agreement.

Notwithstanding the foregoing shall not apply to: (i) any exercise (including a cashless exercise or broker-assisted exercise and payment of tax obligations), vesting or settlement, as applicable, of options or warrants to purchase Shares or other equity awards pursuant to any stock incentive plan or stock purchase plan of the Company; provided that any Shares received by the Person upon such exercise, conversion or exchange will be subject to the Lock-Up Period, (b) any establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares (a “Trading Plan”); provided that (i) the Trading Plan shall not provide for or permit any transfers, sales or other dispositions of Shares during the Lock-Up Period and (ii) the Trading Plan would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (c) any transfer of Shares acquired in open market transactions following the closing of this Offering, provided the transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (d) the transfer of the Person’s Shares or any security convertible into or exercisable or exchangeable for Common Stock to the Company in connection with the termination of the Person’s employment with the Company or pursuant to contractual arrangements under which the Company has the option to repurchase such shares, provided that no filing by any party under the Exchange Act shall be required or shall be made voluntarily within 45 days after the date the Person ceases to provide services to the Company, and after such 45th day, if the Person is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Share during the Lock-Up Period, the Person shall indicate in the footnotes thereto that the filing relates to the termination of the Person’s employment, and no other public announcement shall be made voluntarily in connection with such transfer (other than the filing on a Form 5 made after the expiration of the Lock-Up Period), (e) the conversion of the outstanding securities into Shares, provided that any such Shares received upon such conversion shall be subject to the restrictions on transfer set forth in this Lock-Up Agreement, or (f) the transfer of Shares or any security convertible into or exercisable or exchangeable for Shares pursuant to a bona fide third-party tender offer for securities of the Company, merger, consolidation or other similar transaction that is approved by the disinterested members of the board of directors of the Company, made to all holders of Common Stock involving a change of control, provided that all of the Undersigned’s Relevant Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Shares if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

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The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company or the Representative informs the other that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the common stock to be sold thereunder, or (iii) the Offering is not completed by September 30, 2023.

The undersigned understands that the Representative is entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement. The undersigned also acknowledges that with respect to the provisions pertaining to the Security Shares, the Extended Lock-Up Period and related provisions the Company is intended to be a third party beneficiary of this Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the parties thereto.

[Signature page follows]

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Very truly yours,

Jeffrey Thompson

(Signature)

Agreed to and Accepted:

Unusual Machines, Inc.

By:________________________________

Name: Brandon Torres Declet

Title: Chief Executive Officer

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